EXHIBIT 99.1

Unico Board of Directors Appoints Mark A. Lopez to Replace
Ray Brown as New CEO

MAGALIA, Calif.--(BUSINESS WIRE)--09/08/2004--Unico Inc. (Arizona) (OTCBB:UNCN) today announced that the company's board of directors has unanimously accepted the resignation of Ray C. Brown as chief executive officer of the company and has appointed Mark A. Lopez to fill the vacancy as CEO, effective Sept. 7, 2004. A Current Report on Form 8-K is expected to be filed with the Securities and Exchange Commission within 4 days.

Brown commented: "Unico is at a point where it has grown significantly in its complexity. As a result, we are in an important transition stage of our corporate development where a new CEO is required to address the company's future management needs and to build on our current framework."

As chief executive officer, Lopez will be responsible for the supervision, direction, and control of the business, the officers and employees of Unico and its subsidiaries. One of the core elements Unico will focus on under Lopez' direction will be to provide the capital and management assistance necessary for its subsidiaries to return value to its shareholders.

Unico originally retained Lopez in February 2004 to serve as special interim consultant to the company with a focus on providing guidance to management. During his tenure with the company, Lopez has worked closely with Brown on the company's strategic planning, operations and key developments. Lopez has been instrumental in Unico's recent corporate restructure plan to become a Business Development Company and to solidify its long-term growth potential.

Lopez brings 17 years of extensive corporate management, banking and financial expertise to the position. He is vice president of investments for Ashton Capital Management Inc., a full-service securities broker dealer and is licensed as an independent registered investment adviser by the California Department of Corporations. Lopez currently holds several securities licenses including series 7, 24, 63 and 65. Prior to Ashton, he served as general securities principal for American Pacific Securities Inc., a registered broker dealer and was a co-manager of KM Income Properties LLC, a real estate investment company. Lopez also attended California State University, Fullerton, where he majored in business administration with concentrations in finance.

Brown, who had held the position of CEO since 1983, will continue to serve as a director and as the chairman of the board of directors of Unico Inc.

"During Mr. Brown's tenure as CEO, the company has acquired a solid foundation of quality properties owned by its subsidiaries and is clearly in the position to increase the value of its investment portfolio. Unico now has the ability to develop its subsidiaries into revenue generating entities. This is an exciting time for Unico and its shareholders," added Lopez. About the Company:

Unico Inc. filed an N-54 election with the SEC on July 12, 2004, to become a Business Development Company, pursuant to Section 54 of the Investment Company Act of 1940. The company's investment portfolio currently consists of three subsidiaries, the Silver Bell Mining Co. Inc., the Deer Trail Mining Co. LLC and the Bromide Basin Mining Co. LLC. The core focus of Unico is to provide the capital and management assistance necessary for its subsidiaries to return value to Unico shareholders. Forward-Looking Statements

The news release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended and such Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The company may experience significant fluctuations in operating results due to a number of economic, competitive and other factors. These factors could cause operation results to vary significantly from those in prior periods, and those projected in forward-looking statements. Information with respect to these factors which could materially affect the company and its operations are included on certain forms the company files with the Securities and Exchange Commission.

CONTACT: Unico Inc. Andrew Beyer, 909-587-8072